News Release

FIRST FINANCIAL CORPORATION
One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

For more information contact:
February 8, 2016	Rodger A. McHargue at (812) 238-6334

First Financial Corporation reports 2015 results

TERRE HAUTE, INDIANA - First Financial Corporation (NASDAQ:THFF) today announced results for the fourth quarter of 2015 and the year ended December 31, 2015. Net income for the three months ending December 31, 2015 was $7.1 million compared to $9.2 million for the same period of 2014. The variance in income was, in part, driven by higher pension expense partially due to increased benefit plan cost from the use of a lower discount rate and the use of the updated mortality tables. Diluted net income per common share for the three month period ended December 31, 2015 was $0.56 compared to $0.71 for the comparable period of 2014.

The Corporation further reported net income of $30.2 million for the twelve months ended December 31, 2015 versus $33.8 million for the comparable period of 2014. The full year variance was also impacted by the pension expense discussed previously. Diluted net income per common share reported was $2.35 for the twelve months ended December 31, 2015 versus $2.55 for the comparable period of 2014. Return on assets for the twelve months ended December 31, 2015 was 1.01% compared to 1.12% for the twelve months ended December 31, 2014.

Book value per share was $32.21 at December 31, 2015, a 5.75% increase from the $30.46 at December 31, 2014. Shareholders’ equity increased $16.1 million or 4.08% to $410.3 million from $394.2 million on December 31, 2014.

During 2015 the Corporation completed the announced stock repurchase plan to acquire 5% of the Corporation's outstanding common stock. Total shares repurchased under the plan were 667,700 valued at $21.6 million.

Average total loans for the fourth quarter of 2015 were $1.75 billion versus $1.80 billion for the comparable period in 2014 Total loans outstanding decreased $19.0 million from $1.78 billion as of December 31, 2014 to $1.76 billion as of December 31, 2015. On a linked quarter basis, average total loans decreased $19.7 million from $1.77 billion for the quarter ending September 30, 2015.

Average total deposits for the quarter ended December 31, 2015 were $2.44 billion versus $2.47 billion as of December 31,2014. Non-interest bearing deposits, however, increased 4.87% while interest earning deposits decreased 1.48%. Higher cost time deposits decreased $95.6 million during 2015.

The company’s tangible common equity to tangible asset ratio was 12.51% at December 31, 2015, compared to 11.86% at December 31, 2014, a 5.48% increase.

Net interest income for the fourth quarter of 2015 was $26.0 million compared to $26.9 million reported for the same period of 2014. The net interest margin for the quarter ended December 31, 2015 was 4.04% compared to 3.99% reported at December 31, 2014.

Asset quality remains strong with nonperforming loans and Oreo decreasing 16.3% to $28.9 million as of December 31, 2015 versus $34.5 million as of December 31, 2014. The ratio of nonperforming loans to total loans and leases also decreased to 1.64% as of December 31, 2015 versus 1.94% as of December 31, 2014.

The provision for loan losses for the three months ended December 31, 2015 was $1.1 million compared to the $2.0 million provision for the fourth quarter of 2014. Net charge-offs were $1.0 million for the fourth quarter of 2015 compared to $618 thousand in the same period of 2014. The Corporation’s allowance for loan losses as of December 31, 2015 was $19.9 million compared to $18.8 million as of December 31, 2014. The allowance for loan losses as a percent of total loans was 1.13% as of December 31, 2015 compared to 1.06% as of December 31, 2014.

Non-interest income for the three months ended December 31, 2015 was $9.4 compared to $10.6 million in 2014. Non-interest income for the years ended December 31, 2015 and 2014 was $39.2 and $40.8 million, respectively. Increased income from interchange income and sale of mortgages effectively offset the reduced investment service income and income from the Corporation's insurance agency for 2015.

Non-interest expense for the three months ended December 31, 2015 increased $1.8 million to $24.9 million compared to $23.1 million in 2014. On a linked quarter basis, non-interest expense increased $791 thousand from $24.2 million for the quarter ended September 30, 2015. On a year-over-year basis, employee benefits increased $4.3 million due to the lower discount rate and the use of the updated mortality table previously discussed. The pension plan was frozen for the majority of employees as of December 31, 2012. Occupancy expenses decreased $240 thousand and equipment expense decreased $278 thousand for the year ended 2015. The Corporation’s efficiency ratio was 67.51% for the quarter ending December 31, 2015 versus 59.11% for the same period in 2014.

First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana and Illinois, The Morris Plan Company of Terre Haute and Forrest Sherer Inc. in Indiana.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
END OF PERIOD BALANCES
Assets	$2,979,585	$2,942,833	$3,002,485	$2,979,585	$3,002,485
Deposits	2,442,369	2,418,589	2,457,197	2,442,369	2,457,197
Loans	1,763,808	1,766,667	1,781,428	1,763,808	1,781,428
Allowance for Loan Losses	19,946	19,925	18,839	19.946	18,839
Total Equity	410,316	408,591	394,214	410,316	394,214
Tangible Common Equity	367,649	365,727	350,824	367,649	350,824

AVERAGE BALANCES
Total Assets	2,974,567	2,954,983	3,027,478	2,976,931	3,020,068
Earning Assets	2,735,328	2,733,630	2,792,506	2,744,469	2,793,424
Investments	950,245	960,139	992,441	964,309	998,189
Loans	1,749,261	1,769,009	1,800,065	1,761,888	1,795,235
Total Deposits	2,443,478	2,418,162	2,469,170	2,446,331	2,461,253
Interest-Bearing Deposits	1,889,350	1,884,420	1,917,728	1,901,623	1,934,597
Interest-Bearing Borrowings	41,269	58,957	83,577	47,107	100,512
Total Equity	408,730	401,840	412,296	404,845	403,413

INCOME STATEMENT DATA
Net Interest Income	26,012	26,576	26,939	104,507	107,832
Net Interest Income Fully Tax Equivalent	27,561	28,134	28,504	110,744	114,039
Provision for Loan Losses	1,050	1,050	1,962	4,700	5,072
Non-interest Income	9,389	9,951	10,615	39,179	40,785
Non-interest Expense	24,943	24,152	23,125	98,398	95,584
Net Income	7,114	8,398	9,181	30,196	33,772

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	0.56	0.65	0.71	2.35	2.55
Cash Dividends Declared Per Common Share	0.49	—	0.49	0.98	0.98
Book Value Per Common Share	32.21	32.16	30.46	32.21	30.46
Tangible Book Value Per Common Share	28.86	28.79	27.11	28.86	27.11
Basic Weighted Average Common Shares Outstanding	12,722	12,773	12,932	12,836	13,226

Key Ratios	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
Return on average assets	96%	1.14%	1.21%	1.01%	1.12%
Return on average common shareholder's equity	6.96%	8.36%	8.91%	7.46%	8.37%
Efficiency ratio	67.51%	63.42%	59.11%	65.63%	61.74%
Average equity to average assets	13.74%	13.6%	13.62%	13.6%	13.36%
Net interest margin	4.04%	4.12%	3.99%	4.04%	4.08%
Net charge-offs to average loans and leases	0.20%	0.22%	0.14%	0.14%	0.31%
Loan and lease loss reserve to loans and leases	1.13%	1.13%	1.06%	1.13%	1.06%
Loan and lease loss reserve to nonperforming loans	0.78%	0.72%	0.06%	0.78%	0.60%
Nonperforming loans to loans	1.46%	1.75%	1.76%	1.44%	1.76%
Tier 1 leverage	12.92%	12.92%	12.33%	12.92%	12.33%
Risk-based capital - Tier 1	17.69%	17.30%	16.99%	17.69%	16.99%

Asset Quality	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
Accruing loans and leases past due 30-89 days	$12,294	$6,778	$13,444	$12,294	$13,444
Accruing loans and leases past due 90 days or more	$964	$1,632	$780	$964	$780
Nonaccrual loans and leases	$14,634	$16,112	$15,034	$14,634	$15,034
Nonperforming loans	$25,458	$30,954	$30,572	$25,458	$30,572
Other real estate owned	$3,466	$3,382	$3,965	$3,466	$3,965
Total nonperforming assets	$43,799	$46,072	$49,639	$43,799	$49,639
Total troubled debt restructurings	$9,860	$9,828	$14,758	$9,860	$14,758
Gross charge-offs	$1,931	$3,295	$2,308	$8,528	$9,450
Recoveries	$902	$2,309	$1,690	$4,935	$3,836
Net charge-offs/(recoveries)	$1,029	$986	$618	$3,593	$5,614

CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except per share data)

	December 31,
(Dollar amounts in thousands, except per share data)	2015	2014
	(unaudited)
ASSETS
Cash and due from banks	$88,695	$78,102
Federal funds sold	9,815	8,000
Securities available-for-sale	891,082	897,053
Loans, net of allowance of $19,946 in 2015 and $18,839 in 2014	1,743,862	1,762,589
Restricted stock	10,838	16,404
Accrued interest receivable	11,733	11,593
Premises and equipment, net	50,531	51,802
Bank-owned life insurance	82,323	80,730
Goodwill	39,489	39,489
Other intangible assets	3,178	3,901
Other real estate owned	3,466	3,965
Other assets	44,573	48,857
TOTAL ASSETS	$2,979,585	$3,002,485
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$563,302	$556,389
Interest-bearing:
Certificates of deposit of $100 or more	46,753	53,733
Other interest-bearing deposits	1,832,314	1,847,075
	2,442,369	2,457,197
Short-term borrowings	33,831	48,015
Other borrowings	12,677	12,886
Other liabilities	80,392	90,173
TOTAL LIABILITIES	2,569,269	2,608,271
Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-14,557,815 in 2015 and 14,538,132 in 2014
Outstanding shares-12,740,018 in 2015 and 12,942,175 in 2014	1,817	1,815
Additional paid-in capital	73,396	72,405
Retained earnings	395,633	377,970
Accumulated other comprehensive income (loss)	(9,401)	(14,529)
Less: Treasury shares at cost-1,817,797 in 2015 and 1,595,957 in 2014	(51,129)	(43,447)
TOTAL SHAREHOLDERS’ EQUITY	410,316	394,214
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,979,585	$3,002,485

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Dollar amounts in thousands, except per share data)

	Years Ended December 31,
(Dollar amounts in thousands, except per share data)	2015	2014	2013
	(unaudited)
INTEREST AND DIVIDEND INCOME:
Loans, including related fees	$84,022	$87,530	$91,242
Securities:
Taxable	15,815	17,015	16,157
Tax-exempt	7,194	7,084	7,046
Other	1,645	1,729	1,776
TOTAL INTEREST AND DIVIDEND INCOME	108,676	113,358	116,221
INTEREST EXPENSE:
Deposits	3,934	4,624	5,886
Short-term borrowings	70	99	78
Other borrowings	165	803	2,997
TOTAL INTEREST EXPENSE	4,169	5,526	8,961
NET INTEREST INCOME	104,507	107,832	107,260
Net provision for loan losses	4,700	5,072	7,860
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	99,807	102,760	99,400
NON-INTEREST INCOME:
Trust and financial services	5,586	5,860	6,035
Service charges and fees on deposit accounts	10,145	10,772	10,162
Other service charges and fees	11,798	11,697	11,081
Securities gain, net	17	(3)	423
Insurance commissions	6,945	7,646	7,750
Gain on sale of mortgage loans	1,998	1,849	3,052
Other	2,690	2,964	1,952
TOTAL NON-INTEREST INCOME	39,179	40,785	40,455
NON-INTEREST EXPENSES:
Salaries and employee benefits	60,109	55,936	55,097
Occupancy expense	6,978	7,218	6,102
Equipment expense	6,991	7,269	6,348
Federal Deposit Insurance	1,769	1,931	2,052
Other	22,551	23,230	24,955
TOTAL NON-INTEREST EXPENSE	98,398	95,584	94,554
INCOME BEFORE INCOME TAXES	40,588	47,961	45,301
Provision for income taxes	10,392	14,189	13,767
NET INCOME	$30,196	$33,772	$31,534
OTHER COMPREHENSIVE INCOME
Change in unrealized gains/losses on securities, net of reclassifications and taxes	$(1,225)	$13,913	$(17,066)
Change in funded status of post-retirement benefits, net of taxes	$6,353	$(14,473)	$10,569
COMPREHENSIVE INCOME	$35,324	$33,212	$25,037
EARNINGS PER SHARE:
BASIC AND DILUTED	$2.35	$2.55	$2.37
Weighted average number of shares outstanding (in thousands)	12,836	13,226	13,310